Exhibit 10.1.13

FIFTH RESTATED 2002 STOCK INCENTIVE PLAN

OF

COSTCO WHOLESALE CORPORATION

1. Purpose of this Plan

The purpose of this Fifth Restated 2002 Stock Incentive Plan of Costco Wholesale Corporation is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: Options, and Stock Units. The Plan has been operated in good faith compliance with Code section 409A and was amended and restated July 21, 2008, to comply with Section 409A, effective for Awards earned and vested after December 31, 2004.

2. Definitions and Rules of Interpretation

2.1 Definitions. This Plan uses the following defined terms:

(a) “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means, in the case of Incentive Stock Options, a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and in the case of Stock Awards other than Incentive Stock Options, all persons with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, except that, for purposes of determining whether there is a controlled group or common control, the language “at least 50 percent” is used instead of “at least 80 percent.”

(c) “Applicable Law” means the legal requirements relating to the administration of equity compensation plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Award” means a grant of an Option or an award of a Stock Unit in accordance with the terms of this Plan.

(e) “Award Shares” means shares of common stock covered by a Stock Award.

(f) “Board” means the board of directors of the Company.

(g) “Change of Control” is defined in Section 11.4.

(h) “Code” means the Internal Revenue Code of 1986.

(i) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s Articles of Incorporation and Bylaws and Section 4.

(j) “Company” means Costco Wholesale Corporation, a Washington corporation.

(k) “Company Director” means a member of the Board.

(l) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated by a Termination as defined in Section 2.1(qq).

(n) “Covered Employee” has the meaning as determined for purposes of Section 162(m) of the Code.

(o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) “Director” means a member of the board of directors of the Company or an Affiliate.

(q) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 11.5.

(r) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Participant’s Award under Section 11, unless such event results in a Termination as defined in Section 2.1(qq). Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(s) “Exchange Act” means the Securities Exchange Act of 1934.

(t) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “Covered Employee”, in either case because of the individual’s relationship with the Company or an Affiliate.

(u) “Expiration Date” means, with respect to an Option, the date stated in the Award Agreement as the expiration date of the Option or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of a Participant’s Termination or any other event that would shorten that period.

(v) “Fair Market Value” means the value of Shares as determined under Section 17.2.

(w) “Fundamental Transaction” means any transaction or event described in Section 11.3.

(x) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

(z) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(aa) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Objectively Determinable Performance Condition” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareowners’ equity; (vii) total shareowner return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) sales or revenue growth; (xix) overhead or other expense reduction; (xx) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation; (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under an Objectively Determinable Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareowners for the applicable year.

(cc) “Option” means a right to purchase Shares of the Company granted under this Plan.

(dd) “Option Agreement” means the document evidencing the grant of an Option.

(ee) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(ff) “Outside Director” means a Company Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh) “Plan” means this 2002 Stock Incentive Plan of Costco Wholesale Corporation, as amended and restated from time to time.

(ii) “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p)(1)(A) of the Code.

(jj) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(kk) “Securities Act” means the Securities Act of 1933.

(ll) “Share” means a share of the common stock $.005 par value per share, of the Company or other securities substituted for the common stock under Section 11.

(mm) “Stock Award” means any right involving Shares granted under the Plan, including an Option or Stock Unit.

(nn) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Stock Unit” means an award giving the right to receive Shares granted under Section 9.1 below.

(pp) “Substitute Award” means an Award granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(qq) “Termination” means “termination of employment” or “separation from service” as defined in Section 409A of the Code. However, with respect to an Employee, Termination will occur at the date reasonably anticipated by the Company and Employee that a Participant’s level of service will permanently decrease to 21% or less of the average level of service provided by the Participant over the immediately preceding 36 months period (or if providing services for less than 36 months, such lesser period). If a Participant’s status changes from an Employee to an independent contractor or from an independent contractor to an Employee, whether there has been a Termination will be determined in accordance with the regulations under Section 409A of the Code.

2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3. Shares Subject to this Plan; Term of this Plan

3.1 Number of Option Shares. Subject to adjustment under Section 11, the maximum number of Shares that may be granted as awards under the Plan is 18 million plus any Shares covered by Awards granted under these plans prior to the date this plan became effective that are subsequently cancelled or expire unexercised or unvested.

3.2 Limitation on Award of Stock Units. Subject to adjustment as provided in Section 11 below, the maximum number of Shares that may be issued shall be reduced by 1.75 Shares for each Share granted in a Stock Award in which the Participant is issued Shares without tendering to the Company payment of an amount in connection therewith equal to the Fair Market Value of such Shares on the date of the Stock Award; provided however that, to the extent that previously-issued Shares are later forfeited under the terms and conditions of the Stock Award, then any Shares so forfeited shall not count against the limit set forth in this section 3.2.

3.3 Source of Shares. Award Shares may be authorized but unissued Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. The following shares of stock shall not again be made available for issuance as Awards under this Plan: (i) Shares actually issued under this Plan in a Stock Option even if repurchased by the Company; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or Option, or (iii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award.

3.4 Term of this Plan

(a) This Plan and any amendment shall be effective on the date it has been adopted by the Board or, to the extent that shareholder approval is required, on the date it has been approved by the shareholders.

(b) Subject to Section 14, this Plan shall continue in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company’s shareholders.

4. Administration

4.1 General

(a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board and solely of Outside Directors. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve Awards to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are “Non-Employee Directors” and who are “Outside Directors.”

4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority, in a manner that complies with Section 409A of the Code:

(a) to make and determine the types of Awards, provided that no Non-Employee Director may be granted Awards for more than 12,000 shares in any fiscal year (subject to proportionate increase in the event of any share dividends or stock splits);

(b) to determine the Fair Market Value of Shares;

(c) to determine the Option Price;

(d) to determine Objective Determinable Performance Conditions;

(e) to select the Participants;

(f) to determine the times that Awards are granted;

(g) to determine the number of Shares subject to each Award;

(h) to determine the types of payment that may be used to acquire Award Shares and the types of payment that may be used to satisfy withholding tax obligations;

(i) to determine the other terms of each Award, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) to modify or amend any Award, including, without limitation, to extend the period during which an Option may be exercised, but neither the Administrator, the Board, nor the Committee shall have the authority to reduce the Option Price of any outstanding Option without obtaining the approval of the Company’s shareholders or to make a modification or amendment under this Section 4.2(j) that results in an Award that was exempt from Section 409A of the Code becoming subject to Section 409A and noncompliant with Section 409A or an Award that is subject to Section 409A of the Code becoming noncompliant with Section 409A.

(k) to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) to interpret this Plan and any Award Agreement or document related to this Plan;

(n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Participants and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub- plans and Plan addenda for non-U.S. Participants; and

(q) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Participants, all Awards or all Award Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

5. Persons Eligible to Receive Awards

5.1 Eligible Individuals. Awards may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

5.2 Section 162(m) Limitation.

(a) So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Stock Awards within any fiscal year of the Company to purchase or receive more than 500,000 Shares, subject to adjustment under Section 11, and (b) Awards may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board).

(b) Any Stock Unit that is intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. Subject to the limitations included in Sections 3.2, the Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Objectively Determinable Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(c) Notwithstanding satisfaction of any completion of any Objectively Determinable Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Objectively Determinable Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

6. Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price. No Option may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

6.3 Vesting.

(a) Options shall be exercisable in accordance with a schedule related to the Grant Date, the date the Participant’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement evidencing such Option; provided that no Option shall be exercisable until one year from the Grant Date except as provided below.

(b) For Options granted after October 10, 2003, the Administrator shall have the authority in its discretion to permit the exercise of an Option prior to the expiration of one year from the Grant Date based on the Pro Rata Number of Shares formula in Section 8.4(a) hereof and in an amount not to exceed 20% of the Option Shares granted on that Grant Date. In the event that the Participant, whether voluntarily or involuntarily, experiences a change to an employment status or position in the Company that is not eligible for Option grants or is eligible for a lesser number of Options, except as otherwise determined by the Administrator the Option Shares shall cease to vest at the time of such change, except that the Participant shall be entitled to a vesting of a Pro Rata Number of Shares computed in accordance with Section 8.4(a) using the next anniversary of the Grant Date following the change in status.

(c) Grants to Non-Employee Directors shall be vested and exercisable at the Grant Date.

6.4 Form of Payment.

(a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Participant irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a “Cashless Exercise”);

(iii) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

(d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

6.5 Nonassignability of Awards. Except as determined by the Administrator, no Award shall be assignable or otherwise transferable by the Participant except (a) by will or by the laws of descent and distribution, (b) to a grantor trust or partnership established for estate planning purposes to the extent permitted by Applicable Laws, or (c) in accordance with a Qualified Domestic Relations Order.

7. Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Participant, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

7.1 The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

7.2 No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

7.3 Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Participant under all incentive stock option plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the Option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest Option Prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7.3 shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

7.4 In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

7.5 Any Incentive Stock Option granted to a Ten Percent Shareholder (as defined below), must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

7.6 The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

7.7 Incentive Stock Options may be granted only to Employees. If a Participant changes status from an Employee to a Consultant, that Participant’s Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7.9.

7.8 No rights under an Incentive Stock Option may be transferred by the Participant, other than by will or the laws of descent and distribution. During the life of the Participant, an Incentive Stock Option may be exercised only by the Participant. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Participant, shall not violate this Section 7.8.

7.9 An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Participant’s Termination for any reason other than the Participant’s death or Disability. In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to Disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Participant’s Termination.

8. Exercise of Options; Termination

8.1 In General. An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

8.2 Time of Exercise. Options shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

8.3 Issuance of Option Shares. The Company shall issue Option Shares in the name of the person properly exercising an Option. If the Participant is that person and so requests, the Option Shares shall be issued in the name of the Participant and the Participant’s spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Participant has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 11.

8.4 Termination

(a) In General. Except as provided by the Administrator, including in an Award Agreement, after a Participant’s Termination, except as otherwise provided in Sections 8.4(b), (c), (d) and (e), the Participant’s Options shall be exercisable to purchase, or Awards shall be fully vested as to, (A) the number of Shares for which such Awards have vested on the date of that Termination plus (B) (in the event the Award only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date) the Pro Rata Number of Shares for which the Award would have become vested on the next anniversary of the Grant Date following Termination. As used in this Section 8, the “Pro Rata Number of Shares” shall be equal to (a) the additional number of Shares that would have become vested on the next anniversary of the Grant Date following Termination, multiplied by (b) a fraction, the numerator of which shall be the number of days from the anniversary of the Grant Date preceding Termination and the denominator of which shall be 365, rounded to the nearest whole Share. Except as otherwise provided by the Administrator or in the Award Agreement, such Options shall only be exercisable during the period ending 30 days after the Termination for Options granted prior to July 21, 2005 and the period ending 120 days after Termination for Options granted after July 21, 2005, but in no event after the Expiration Date. To the extent the Participant does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Option may be exercised more than 90 days after the beginning of a leave of absence, other than a personal or medical leave approved by the

Administrator with employment guaranteed upon return. Unless otherwise determined by the Administrator, Options shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. In the event of the death of a Participant who at the date of death either (i) was an officer of the Company with the title of Assistant Vice President or above or (ii) had been employed by the Company for ten or more continuous years, all Awards that were granted to that Participant with vesting provisions tied to continuation of employment, but are unvested as of the date of the Participant’s death shall become vested, effective as of the date of death. In the event of the death of a Participant who at the date of death is an Employee but qualifies under neither clause (i) or (ii) of the previous sentence, 50% of the Awards that were granted to that Participant but unvested on the date of the Participant’s death shall become vested, effective as of the date of death. Unless otherwise provided by the Administrator, if a Participant’s Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Participant may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination of an Employee due to death, such Options shall be exercisable to purchase the number of shares for which the Options were vested as of the Termination Date in accordance with the first two sentences of this Section 8.4(c). In the case of Termination due to disability, such Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested as of the Termination Date, plus (B) the Pro Rata Number of Shares (as defined in Section 8.4(a)) for which the Option would have vested on the next anniversary of the Grant Date (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date). In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. Death or disability occurring after a Participant’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

(d) Divestiture. If a Participant’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 11.3 or 11.4.

(e) Termination for Cause. If a Participant’s Termination is due to Cause (as defined below), all of the Participant’s Options shall automatically terminate and cease to be exercisable at the time of Termination. “Cause” means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance, in each case as determined by the Administrator.

9. Provisions of Stock Units

Each Award Agreement reflecting the issuance of a Stock Unit shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each such agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Consideration. A Stock Unit may be awarded in consideration for such property or services as is permitted under Applicable Law, including for past services actually rendered to the Company or an Affiliate for its benefit.

(b) Vesting; Restrictions. Shares of Common Stock awarded under the agreement reflecting a Stock Unit award may, but need not, be subject to a Share repurchase option, forfeiture restriction or other conditions in favor of the Company in accordance with a vesting or lapse schedule to be determined by the Board. The Administrator may make provisions for accelerated vesting, including (without limitation) accelerated vesting based on length of service.

(c) Accelerated Vesting; Non Executive Directors. Grants to non-executive directors of Stock Units shall vest upon Termination as follows:

(1) after five years of service, at Termination 50% of otherwise unvested Stock Units shall vest; and

(2) after ten years of service, at Termination 100% of otherwise unvested Stock Units shall vest.

(d) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Shares of Common Stock held by the Participant which have not vested or which are otherwise subject to forfeiture or other conditions as of the date of termination under the terms of the agreement.

(e) Transferability. Rights to acquire Shares of Common Stock under a Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the agreement remains subject to the terms of the agreement .

(f) Payment Terms. Each Award reflecting the issuance of a Stock Unit shall specify, on the Grant Date, that issuance of Shares with respect to the Stock Unit will be made at a time and/or upon the occurrence of events that comply with Section 409A of the Code, including, without limitation, on a Change In Control event that is defined in Section 409A(a)(2)(A)(v) and shall include, where required in the case of specified employees, the six-month delay in Section 409A(a)(2)(B).

10. Consulting or Employment Relationship.

Nothing in this Plan or in any Award Agreement, and no Award shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Participant at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

11. Certain Transactions and Events

11.1 In General. Except as provided in this Section 11, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 11.

11.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make appropriate and equitable adjustments to preserve the value of outstanding and future Awards, including adjustments to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Awards that may be granted to any individual under this Plan, (c) the purchase price of any Stock Award, and (d) the Option Price and number and class of securities issuable under each outstanding Option. Subject to the foregoing requirement, the specific form of any such adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

11.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards of equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Stock Awards, (b) accelerate the vesting and termination of outstanding Stock Awards so that Stock Awards can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate or (c) cancel Stock Awards in exchange for cash payments to Participants. The Board need not adopt the same rules for each Stock Award or each Participant.

11.4 Changes of Control. In connection with a Change of Control, notwithstanding any other provision of this Plan (but subject to section 11.8), the Board may take any one or more of the actions described in Section 11.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee. “Change in Control” shall mean the occurrence of any of the following events: (i) at any time during any two consecutive year period, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who were directors at the beginning of such two-year period, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 30% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company or other securities (of either the Company or another company) or cash or other property.

11.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture.” In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 11.3 or 11.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Participant.

11.6 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

11.7 Substitute Awards. The Board may cause the Company to grant Substitute Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Awards that are Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Awards shall have the same terms and conditions as the options they replace, except that (subject to Section 11) substitute options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

11.8 Compliance with Section 409A. The Board shall take no action pursuant to this Section 11 that would cause an Award that is exempt from Section 409A of the Code to become subject to Section 409A and noncompliant with Section 409A, or an Award that is subject to Section 409A to become noncompliant with Section 409A, unless the Board clearly indicates in writing its intent to take action under this Section 11 that is noncompliant with Section 409A of the Code.

11.9 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Participant, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Participant in connection with any transaction or event addressed in this Section 11 would be greater if one or more of those steps were not taken with respect to that Participant’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken; provided, however, no such cutback shall be taken in connection with Awards that are subject to Section 409A.

12. Withholding and Tax Reporting

12.1 Tax Withholding Alternatives. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered Shares.

12.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13. Compliance with Law

The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Award Shares, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14. Amendment or Termination of this Plan or Outstanding Awards

14.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan. On termination of the Plan, the Board may pay out benefits under the Plan in a manner that does not result in a violation of Section 409A of the Code.

14.2 Shareholder Approval. The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law, with the requirements applicable to the grant of Options intended to be Incentive Stock Options or if the amendment would materially enhance the benefits available to participants under the Plan. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Plan. Unless a greater vote is required by Applicable Law, any amendment to the Plan shall be deemed approved if such amendment receives more affirmative votes than negative votes at a shareholders’ meeting at which a quorum is present.

14.3 Cancellation and Re-Grant of Options. The Company may not reprice any outstanding Stock Awards under the Plan, including implement any program whereby outstanding Stock Awards will be cancelled and replaced with Stock Awards bearing a lower purchase or exercise price, without first obtaining the approval of the shareholders of the Company; provided however that this Section 14.3 shall in no way limit the Company’s ability to adjust Stock Awards as provided under Section 11 above.

14.4 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless the affected Participant consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 11, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

15. Reserved Rights

15.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

15.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock to be awarded under this Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

16. Beneficiaries

A Participant may file a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Options after the Participant’s death. A Participant may change such a designation at any time by written notice. If a Participant designates a beneficiary, the beneficiary may exercise the Participant’s Options after the Participant’s death. If a Participant dies when the Participant has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Participant’s estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Participant’s will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

17. Miscellaneous

17.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

17.2 Determination of Value. Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith and consistent with the requirements of Section 409A of the Code to the extent necessary to maintain an exemption from or compliance with Section 409A. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

17.3 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

17.4 Electronic Communications. Any Award Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

17.5 Escrow of Shares. To enforce any restriction applicable to Shares issued under the Plan, the Board or the Committee may require a Participant or other holder of such Shares to deposit the certificates representing such Shares, with approved stock powers or other transfer instruments endorsed in blank, with the Company or an agent of the Company until the restrictions have lapsed. Such certificates (or other notations representing the Shares) may bear a legend or legends referencing the applicable restrictions.

17.6 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

17.7 Arbitration. Any dispute arising out of or relating to the Plan or any Award Agreement, including (without limitation) breach, termination or the validity thereof, shall be finally resolved by arbitration by a sole arbitrator in Seattle, Washington in accordance with the CPR Rules of Non-Administered Arbitration, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.